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CLOSED INVESTMENT TRUST AGREEMENT entered into this 9/th/ (ninth) day of
December, 1999 by the individuals whose names and personal information appear on the signature page hereof and in the document attached hereto as Appendix A (collectively, the "First Place Trust Founders-Beneficiaries"); and the individuals whose names and personal information appear on the signature page hereof and in the document attached hereto as Appendix B (collectively, the "Second Place Trust Founders-Beneficiaries" and, together with the First Place Trust Founders-Beneficiaries, the Trust Founders); Cemex, S.A. de C.V. (the "Creditor Trust Beneficiary") and Citibank Mexico, S.A., Citibank Financial Group, Trust Division (the "Trustee") pursuant to the following Recitals and
Clauses:

                                    Recitals

I. Each of the First Place Trust Founders-Beneficiaries individually and directly represent that following statements are true:

(a) He/she is an individual (i) whose personal information is given in the document attached hereto as Appendix A; (ii) with full legal capacity to contract and bind him/herself in the terms hereof; and (iii) is married under the system indicated on the pertinent signature page hereof, and therefore, if necessary, his/her spouse gives their consent to the signing of this Agreement in the terms set forth on the signature pages.

(b) It is his/her will to enter into this Agreement and make the Initial Contributions (as that term is defined below) indicated in the List of Initial Contributions (as that term is defined below) to the trust.

(c) It is his/her will to designate Citibank, Mexico, S.A., Citibank Financial Group, Trust Division, as Trustee, and instruct and authorize it to act in accordance with the written instructions received from the Technical Committee; and

(d) He/she is aware and agrees that (i) this Agreement will have no legal effect whatsoever until the Trustee, the Creditor Trust Beneficiary and each and every one of the Trust Founders and, if necessary, their respective spouses, have granted their consent by signing the signature pages hereof; and (ii) only the Trustee, the Creditor Trust Beneficiary and the Trust Founders will be parties to this Agreement, and under no circumstances will third parties be permitted to join.

(e) Each and every one of them are board members, management committee members and/or executives of Cemex, S.A. de C.V. and/or any of its subsidiaries; therefore, according to the Issue Document (as that term is defined below), they have the right to participate in the acquisition of the Optional Certificates of Purchase (as that term is defined below).

(f)  He/she is fully aware and agrees that the Trustee is not

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obligated in any way whatsoever under the terms and conditions of the Issue
Document.

II. Each of the Second Place Trust Founders-Beneficiaries individually and directly represents that the following statements are true:

(a) He/she is an individual (i) whose personal information is given in the document attached hereto as Appendix B; (ii) with full legal capacity to contract and bind him/herself in the terms hereof; and (iii) is married under the system indicated on the pertinent signature page hereof, and therefore, if necessary, his/her spouse gives their consent to the signing of this Agreement in the terms set forth on the signature pages.

(b) It is his/her will to enter into this Agreement and make the Initial Contributions (as that term is defined below) indicated in the List of Initial Contributions (as that term is defined below) to the trust.

(c) In terms of the corresponding Loan Documentation, he/she has received a loan from the Creditor Trust Beneficiary in the amount of his/her Initial Contribution (each one a Debt, and collectively, the Debts);

(d) It is his/her will to bind him/herself under the terms and conditions hereof, on the understanding that he/she will acquire the rights established herein up to the time of his/her Conversion (as that term is defined below) into a First Place Trust Founder-Beneficiary as established in Clause Eleven hereof;

(e) It is his/her will to designate Citibank, Mexico, S.A., Citibank Financial Group, Trust Division, as Trustee, and instruct and authorize it to act in accordance with the written instructions received from the Technical Committee; and

(f) He/she is aware and agrees that (i) this Agreement will have no legal effect whatsoever until the Trustee, the Creditor Trust Beneficiary and each and every one of the Trust Founders and, if necessary, their respective spouses, have granted their consent by signing the signature pages hereof; and (ii) only the Trustee, the Creditor Trust Beneficiary and the Trust Founders will be parties to this Agreement, and under no circumstances will third parties be permitted to join.

(g) Each and every one of them are board members, management committee members and/or executives of Cemex, S.A. de C.V. and/or any of its subsidiaries; therefore, according to the Issue Document (as that term is defined below), they have the right to participate in the acquisition of the Optional Certificates of Purchase (as that term is defined below).

(h) He/she is fully aware and agrees that the Trustee is not obligated in any way whatsoever under the terms and conditions of the Issue Document.

III. The Creditor Trust Beneficiary represents that the following statements are true:

(a) It is a duly organized and validly existing corporation pursuant to Mexican law;

(b) The individual who signs this Agreement in representation of the Creditor Trust Beneficiary enjoys all the corporate powers and authorizations needed to

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     sign this agreement in representation of the Creditor Trust Beneficiary, and these powers and authorizations have not been revoked or limited in any way whatsoever.

(c) Each of the Second Place Trust Founders-Beneficiaries will pay back his/her Debt to the Creditor Trust Beneficiary in the terms established in the Loan Documentation and the Creditor Trust Beneficiary will enjoy the Receiving Rights belonging to the Initial Contributions made by the Second Place Trust Founders-Beneficiaries in its capacity as Creditor Trust Beneficiary until such time as the Debts are paid off in their entirety;

(d) It is the Creditor Trust Beneficiary's will to designate Citibank, Mexico, S.A., Citibank Financial Group, Trust Division, as Trustee, and instruct and authorize it to act in accordance with the written instructions received from the Technical Committee; and

(f) It is aware and agrees that (i) this Agreement will have no legal effect whatsoever until the Trustee, the Creditor Trust Beneficiary and each and every one of the Trust Founders and, if necessary, their respective spouses, have granted their consent by signing the signature pages hereof; and (ii) only the Trustee, the Creditor Trust Beneficiary and the Trust Founders will be parties to this Agreement, and under no circumstances will third parties be permitted to join.

IV.  The Trustee represents that the following statements are true:

(a) It is a duly organized and validly existing corporation pursuant to Mexican law and is authorized to organize itself and operate as a full-service banking institution.

(b) It accepts its designation as Trustee and agrees to take the steps needed to comply with the Trust Purposes, following the instructions received from the Technical Committee;

(c) Its assigned trustee has all the corporate powers and authorizations needed to sign this Agreement in representation of the Trustee, and these powers and authorizations have not been revoked or limited in any way whatsoever.

Based on the foregoing Recitals, the parties hereto agree to stipulate and submit to the provisions of the following:

                                     CLAUSES

One. - Definitions. The terms written with an initial capital letter in this Agreement will have the following meanings:

     Issue Document: the document formalized in public instrument number 7,941 dated November 29, 1999, executed before Lic. Hector Villegas Olivares, Notary Public No. 122 practicing in Monterrey, N.L., Mexico, which records the issue of the Optional Certificates of Purchase, and by virtue of which the

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     Trustee will obtain the Receiving Rights.

     Debt: will have the meaning established in paragraph (c) of Recital II hereof.

     Debts: will have the meaning established in paragraph (c) of Recital II hereof.

     Attorneys in Fact: will have the meaning established in sub-clause (b) of Clause Fourteen hereof.

     Initial Contributions: the sums of money in Pesos described in the List of Initial Contributions, which the Trust Founders assign to the trust on the Closing Date, by deposit to the Trust Account in the terms set forth in Clause Two hereof.

     Meeting Notice: will have the meaning established in sub-clause (a) of Clause Thirteen hereof.

     Banamex: Banco Nacional de Mexico, S.A., Full-Service Banking Institution, Banamex-Accival Financial Group, Trust Division.

     Stock Exchange: the Bolsa Mexicana de Valores, S.A. de C.V. [Mexican Stock Exchange]

     Proxy Letter: will have the meaning established in point (z) of sub-clause
     (a) in Clause Thirteen hereof.

     Cemex: Cemex, S.A. de C.V., a variable capital corporation duly organized and validly existing pursuant to Mexican law.

     OPCs: (i) the Ordinary Participation Certificates issued by Banamex in its capacity as trustee under trust agreement number 111033-9 dated September 6, 1999, signed between Cemex as Trust Founder and Banamex as Trustee, each one of which represents 3 (three) common ordinary shares representing the capital stock of Cemex, 2 (two) of which are Series A shares and 1 (one) a Series B share; or (ii) any other securities issued in replacement of, or exchanged for such Ordinary Participation Certificates, that back or are shares representing the capital stock of Cemex.

     Acquired OPCs: the OPCs received by the Trustee from the Payment Vehicle in exercise of the Receiving Rights.

     Relevant OPCs: the OPCs that belong to each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary, and that are the object of an Election Notice.

     Technical Committee: will have the meaning established in Clause Seven hereof.

     Purchase Agreements: the purchase agreement or agreements for Optional Certificates of Purchase signed between the Trustee and Petrocemex S.A. de C.V. and/or Empresas Tolteca de Mexico, S.A. de C.V., following the

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     Instructions to Sign Purchase Agreement(s), in terms of the provisions of sub-clause (a)3 of Clause Four and sub-clause(b)9(iv) of Clause Seven hereof.

     Stock Brokerage Agreement: the stock brokerage agreement that the Trustee will sign with the Stock Broker, following the Instructions to Sign a Brokerage Agreement, in terms of the provisions of sub-clause (a)4 of Clause Four and sub-clause (b)9(ii) of Clause Seven hereof.

     Consideration: the price payable in Pesos by the Trustee to Petrocemex, S.A. de C.V. and/or Empresas Tolteca de Mexico, S.A. de C.V. to purchase the Acquired Optional Certificates of Purchase under the Purchase Agreement(s), by disposing of the part of the Initial Contributions that the Technical Committee indicates to the Trustee in the Instructions to Sign Purchase Agreement(s).

     Trust Account: account number 1704001 that the Trustee maintains with Citibank Mexico, S.A., Citibank Financial Group.

     Securities Account: account number 8409 (eight thousand four hundred nine) with Indeval that the Trustee maintains on the Closing Date.

     Receiving Rights: the Trustee's right to receive the Intrinsic Value or, if applicable, the Payment for Early Maturity with regard to the Acquired Optional Certificates of Purchase in the terms set forth in the Issue Document.

     Business Day: any day (excluding Saturdays and Sundays) on which lending institutions in Mexico City, Federal District and the Stock Exchange are open to the public, and are not authorized or required to close by law, regulation or decree.

     Loan Documentation: the IOU's signed by each of the Second Place Trust Founders-Beneficiaries in favor of the Creditor Trust Beneficiary, which document each Debt.

     Dollars and USD: the currency of legal tender in the United States of America.

     Closing Date: the date on which the Trustee, the Creditor Trust Beneficiary, each and every one of the Trust Founders and, if necessary, their respective spouses, grant their consent to the formalization of this Agreement by signing its signature pages.

     Exercise Date: December 13, 2002, the date on which the Trustee will be authorized to exercise the Receiving Rights, if applicable, pursuant to the provisions of the Issue Document, except if there is an Early Maturity Date.

     Maturity Date: the date on which the issue of Optional Certificates of Purchase originally matures; i.e. December 13, 2002.

     Early Maturity Date:  will have the meaning given in

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     Clause Fourteen of the Issue Document.

     Trust purposes:  all the purposes established in Clause Four hereof.

     Ideval:  S.D. Indeval, S.A. de C.V., Institution for Securities Deposits

     Instructions to Sign Purchase Agreement(s): will have the meaning established in sub-clause (a) 3 of Clause Four hereof

     Instructions to Sign a Brokerage Agreement: will have the meaning established in sub-clause (a) 4 of Clause Four hereof.

     Disposal Instructions: will have the meaning established in sub-clause (b) 5 of Clause Seven hereof.

     Distribution Instructions: will have the meaning established in sub-clause
     (b) 6 of Clause Seven hereof.

     Instructions to Deliver OPCs: the instructions to follow the procedure outlined in sub-clause (a) 1 of Clause Eleven hereof that each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary includes in an Election Notice.

     Instructions to Deliver Optional Certificates of Purchase: the instructions to follow the procedure outlined in sub-clause (a) 1 of Clause Nine hereof that each First Place Trust Founder-Beneficiary includes in a Distribution Notice.

     Payment Instructions: will have the meaning established in sub-clause (a) 2 of Clause Four hereof.

     Instructions to Sell OPCs: the instructions to follow the procedure outlined in sub-clause (a) 2 of Clause Ten hereof that each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary, includes in an Election Notice.

     Instructions to Sell Optional Certificates of Purchase: the instructions to follow the procedure outlined in sub-clause (a) 2 of Clause Nine hereof that each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary, includes in a Disposal Notice.

     Stock Broker: the stock broker with whom the Trustee signs the Stock Brokerage Agreement.

     Disposal Notice: will have the meaning established in sub-clause (a) of Clause Nine hereof.

     Election Notice: will have the meaning established in sub-clause (s) of Clause Ten hereof.

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     Liquidation Notice: will have the meaning established in Clause Five hereof.

     Payment for Early Maturity: will have the meaning attributed to that term in Clause Sixteen of the Issue Document.

     Trust Assets: collectively, (i) each and every one of the Initial Contributions from the Trust Founders that are deposited in the Trust Account; (ii) the Receiving Rights and all other rights of the Trustee pursuant to the Issue Document; (iii) the Acquired Optional Certificates and, if applicable, the proceeds from the sale of the Relevant Optional Certificates up to the time that they are distributed to the First Place Trust Founders-Beneficiaries, as provided for herein; and (iv) the Acquired OPCs and, if applicable, the proceeds from the sale of the Relevant OPCs up to the time that they are distributed to the First Place Trust Founders-Beneficiaries or the Creditor Trust Beneficiary, as provided for herein.

     Pesos: the currency of legal tender in Mexico.

     Internal Policies: will have the meaning established in sub-clause (n) of Clause Twenty One hereof.

     Exercise Price: the price established in the Issue Document in relation to which the differences in favor of the Trustee on the Exercise Date or the Early Maturity Date will be determined, as applicable.

     Premium: the premium payable in Pesos by the Trustee to Cemex for the Acquired Optional Certificates of Purchase pursuant to the Issue Document; by disposing of the part of the Initial Contributions that the Technical Committee indicates to the Trustee in the Payment Instructions.

     List of Initial Contributions: the list that reflects the individual Initial Contributions from each of the Trust Founders that will be kept by the Trustee and the Technical Committee.

     List of Beneficiaries: will have the meaning established in Clause Six hereof.

     Optional Certificates of Purchase: the optional certificates of purchase redeemable in cash, with European exercise, and with the possibility of early maturity for the OPCs, issued by Cemex pursuant to the Issue Document.

     Acquired Optional Certificates of Purchase: the Optional Certificates of Purchase acquired by the Trustee by paying the Premium and the Consideration.

     Relevant Optional Certificates of Purchase: the Acquired Optional Certificates of Purchase belonging to each First Place Trust
     Founder-Beneficiary that are the object of a Disposal Notice.

     Conversion: will have the meaning established in Clause Eleven hereof.

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     Intrinsic Value: the positive difference between the Exercise Price and the mathematical average of 5 (five) consecutive Business Days, ending on the day when the Intrinsic Value of the Closing Price (as that term is defined in the Issue Document) for the OPCs on the Stock Exchange is determined, converted into Dollars (pursuant to the provisions applicable to conversion into Dollars established in the Issue Document).

     Payment Vehicle: trust agreement number 111040-1 between Banamex and Cemex, dated November 29, 1999.

Two. Creation of the Trust. (a) Each of the Trust Founders hereby directly or indirectly deposits the Initial Contributions into the Trust Account, in the proportions indicated in the List of Initial Contributions, in order to meet the Trust Purposes.

The Trustee will confirm the sums that it has received in the Trust Account as Initial Contributions to the Technical Committee no later than 2 (two) Business Days after the date on which the total amount of the Initial Contributions described in the List of Initial Contributions has been duly deposited in the Trust Account.

Three. Parties to the Trust. The parties hereto are: (i) the First Place Trust Founders-Beneficiaries; (ii) the Second Place Trust Founders-Beneficiaries;
(iii) the Creditor Trust Beneficiary, Cemex, S.A. de S.V., with regard to the Debts of the Second Place Trust Founders-Beneficiaries under the Loan Documentation; and (iv) the Trustee, Citibank Mexico, S.A., Citibank Financial Group, Trust Division. Under no circumstances will third parties be allowed to join.

Four. Trust Purposes. (a) The Trust Founders-Beneficiaries hereby instruct and authorize the Trustee to take the actions and steps needed to meet the following Trust Purposes:

1. Open the Trust Account and the Securities Account; receive and dispose of the Initial Contributions; acquire, receive and dispose of the Acquired Optional Certificates of Purchase; receive and dispose of the Acquired OPCs and receive and dispose of the appropriate sums of cash in the event that fractions of OPCs exist and are determined in the calculations for the Intrinsic Value or Payment for Early Maturity, as applicable, for the Optional Certificates of Purchase, or when following any Instructions to Sell OPCs or any Instructions to Sell Optional Certificates of Purchase, in accordance with the written instructions that the Trustee receives from the Technical Committee, in terms of the provisions of Clauses Nine and Ten hereof.

2. Pay the Premium to Cemex as consideration for the acquisition of the Acquired Optional Certificates of Purchase in the terms set forth in the Issue Document, by disposing of a part of the Initial Contributions deposited in the Trust Account, following the written instructions issued by the Technical Committee, utilizing for that purpose the instruction form attached hereto as Appendix C (the Payment Instructions).

3. Pay the Consideration to Petrtocemex, S.A. de C.V. and/or Empresas Tolteca de Mexico, S.A. de C.V. for acquisition of the Acquired Optional Certificates of Purchase under the Purchase Agreement(s), by disposing of a part of the Initial Contributions deposited in the Trust Account and entering into the Purchase Agreement(s), all under the terms and conditions indicated in writing by the Technical Committee to the Trustee, utilizing for that purpose the instruction form attached hereto as Appendix D (Instructions to Sign Purchase Agreement(s) );

4. Enter into the Stock Brokerage Agreement under the terms and conditions indicated in writing by the Technical Committee, utilizing for that purpose the instruction form attached hereto as Appendix E (Instructions to the Sign Brokerage Agreement), so that the Stock Broker can sell or buy the Optional Certificates of Purchase or OPCs.

5. Exercise the voting rights belonging to the Acquired Optional Certificates of Purchase, in accordance with the provisions of Clause Thirteen hereof, granting and delivering to the individual or individuals indicated by the Technical Committee the powers of attorney needed to vote for the Acquired Optional Certificates of Purchase at an Optional Certificate of Purchase Holders' Meeting.

6. After deducting the expenses created by this Agreement, including, but not limited to, the Trustee's expenses and fees, revert and/or distribute the Trust Assets to the First Place Trust Founders-Beneficiaries and, if applicable, the Creditor Trust Beneficiary, in the terms and proportions indicated by the Technical Committee in the Liquidation Notice.

(b) The Trustee will record the movements in the Trust Account and the Securities Account in its own accounting books and in separate accounting books, and keep those records and the List of Initial Contributions at the Trustee's domicile indicated on the pertinent signature page hereof, making them available to the Technical Committee, the Trust Founders and the Creditor Trust Founder.

(c) The Trust Founders and Creditor Trust Beneficiary expressly agree and recognize that the Trustee will only be obligated to act in accordance with the written instructions it receives from the Technical Committee, in the manner and all other terms expressly set forth herein.

(d) The Trustee will open and keep an itemized record of (i) the Initial Contributions deposited into the Trust Account; and (ii) the distributions from the Trust Account and the Securities Account that the Trustee makes to the First Place Trust Founders-Beneficiaries and the Creditor Trust Beneficiary following instructions from the Technical Committee.

(e) The Trustee will keep the List of Beneficiaries and a list of the Trust Founders and the Creditor Trust Beneficiary which establishes: (i) the participation that of each of the Trust Founders and the Creditor Trust Beneficiary has in the Trust Assets, including but not limited to Receiving Rights, on the understanding that the Creditor Trust Beneficiary's share will always be equal to the sum of the Initial Contributions from those Second Place Trust Founders-Beneficiaries who have not been the object of a Conversion; (ii) the Fund Assets that correspond to the Initial Contributions from each of the Trust Founders that the Trustee has disposed of following instructions from the Technical Committee, in order to pay the Premium and the Consideration; (iii) the number of Acquired Optional Certificates of Purchase that belong to each of the First Place Trust Founders-Beneficiaries, if applicable; (iv) the number of Acquired OPCs that belong to each of the First Place Trust Founders-Beneficiaries, if applicable, and to the Creditor Trust Beneficiary, if applicable; and (v) the Second Place Trust Founders-Beneficiaries that are converted into First Place Trust Founders-Beneficiaries pursuant to the stipulations of Clause Eleven hereof.

(f) The Trustee will submit an overall monthly report to the Technical Committee on the general status of the Trust Assets. The Trustee will also furnish the Technical Committee with a bi-annual report that establishes the participation of each of the Trust Founders and the Creditor Trust Beneficiary in the Trust Assets. In the event that the Technical Committee, the Trust Founders or the Creditor Trust Beneficiary request any type of information on the Trust Assets, the Trustee will furnish that information within no more than 10 (ten) Business Days after receiving the request.

Five. Term of the Agreement. After all the expenses generated in connection herewith have been covered, including but not limited to the Trustee's expenses and fees, this Agreement will terminate for any of the following reasons: (i) because the Trust Purposes have been met; (ii) because the Trust Assets have reverted and/or been distributed to the First Place Trust Founders-Beneficiaries and the Creditor Trust Beneficiary following the instructions that the Technical Committee gives the Trustee in terms of the notice form attached hereto as Appendix F (the Liquidation Notice); (iii) because the Trustee resigns in the terms set forth in Clause Twenty One hereof; (b) because the Agreement is expressly revoked in writing and the Technical Committee notifies the Trustee of this decision, which must be signed by all regular members of that Committee; or
(v) for the reasons outlined in Article 357 of the General Law on Credit Instruments and Transactions that are compatible with the nature hereof; but in any event, within a term that will not exceed one (1) month, counted as of the Maturity Date.

Six. Beneficiaries in the event of Death. Each of the Trust Founders designates the individual or individuals identified in Appendix G hereof (the List of Beneficiaries) as their beneficiaries in the event of death. The Technical Committee will be responsible for keeping the List of Beneficiaries following the written instructions it receives from the Trust Founders. The Trust Founders expressly acknowledge that in all matters relating to the List of Beneficiaries, the Trustee's responsibility is always limited to following the written instructions it receives from the Technical Committee.

Seven. Technical Committee. (a) Pursuant to the provisions of the third paragraph of Article 80 of the Lending Institutions Act, the Trust Founders and the Creditor Trust Beneficiary hereby create a Technical Committee (the Technical Committee) made up of three regular members and three alternate members, each of whom may stand in for any of the regular members, pursuant to the following:

1. The Technical Committee will hold a meeting when one is called by any of its members or the Trustee and is personally notified in writing to each member of the Technical Committee at least 5 (five) Business Days prior to the date set for the respective meeting;

2. The Chairman of the Technical Committee will preside over the meetings; or, in his absence, whoever is designated by the attendees. Meetings will be considered valid with the attendance of all members, and decisions will only be valid with the unanimous vote of the committee members, on the understanding that in the event of a tie, the Chairman will cast the deciding vote. The Secretary of the Technical Committee will prepare the minutes for each meeting to record to decisions that were made. A copy of that document, duly signed by all members who attended the meeting, will be delivered to the Trustee, with the precise instructions that are in order, as applicable.

3. For all matters related to this Agreement, unanimous decisions made by committee members outside the Technical Committee meetings will have the same validity as if they had been adopted at a Technical Committee Meeting, providing they are confirmed in a written document prepared by the Technical Committee Secretary. A copy of that document, duly signed by all members, will be delivered to the Trustee, with the precise instructions that are in order, as applicable.

4. The Trustee and the advisors that the Technical Committee deems appropriate may attend the Technical Committee meetings, on the understanding that they will have the right to speak, but not to vote.

5. In the event of resignation, disability, death or any other situation that results in the permanent absence of any of the Technical Committee members, the Technical Committee itself will promptly name the successor or successors needed to have a minimum of two members at all times. The Chairman of the Technical Committee will be responsible for providing the Trustee with a written notice containing the names, personal information and sample signatures of all committee members; and

6.        The position of Technical Committee Member will be honorific.

(b)       The Technical Committee:

1. will open and keep an itemized record of (i) the Initial Contributions from the Trust Founders; and (ii) the distributions from the Trust Account and the Securities Account that the Trustee makes to the First Place Trust Founders-Beneficiaries and the Creditor Trust Beneficiary following instructions from the Technical Committee.

2. will keep the List of Beneficiaries and a list of the Trust Founders and the Creditor Trust Beneficiary which establishes (i) the participation of each of the Trust Founders and the Creditor Trust Beneficiary in the Trust Assets, including but not limited to the Receiving Rights, on the understanding that the Creditor Trust Beneficiary's share will always be equal to the sum of the Initial Contributions from those Second Place Trust Founders-

     Beneficiaries who have not been the object of a Conversion; (ii) the Fund Assets corresponding to the Initial Contributions from each of the Trust Founders that the Trustee disposes of following instructions from the Technical Committee, in order to pay the Premium and the Consideration;
     (iii) the number of Acquired OPCs that belong to each of the First Place Trust Founders-Beneficiaries, if applicable; (iv) the number of Acquired OPCs that belong to each of the First Place Trust Founders-Beneficiaries, if applicable, and to the Creditor Trust Beneficiary, if applicable; and
     (v) the Second Place Trust Founders-Beneficiaries that are converted into First Place Trust Founders-Beneficiaries pursuant to the stipulations of Clause Eleven hereof.

3. will help the Trustee prepare, update and confirm the lists and other documents described in sub-clauses (b), (d), and (e) of Clause Four hereof.

4. will keep a file that contains the originals of all the meeting minutes and the unanimous decisions of the Technical Committee.

5. if applicable, will instruct the Trustee in writing to deliver the Relevant Optional Certificates of Purchase to the First Place Trust Founders-Beneficiaries or to sell those Certificates (and deliver the proceeds from the sale to them) in the manner indicated by the Technical Committee, utilizing for that purpose the instruction form attached hereto as Appendix H (each of these instructions called Disposal Instructions). In any case, the form must be signed by the Chairman of the Technical Committee or whoever is designated as his special delegate for such purposes by the Technical Committee.

6. will instruct the Trustee to proceed to receive the Acquired OPCs from the Payment Vehicle on the Maturity Date or the Early Maturity Date, as applicable, as well as the sums of cash that are due in the event that fractions of OPCs exist and are determined in the calculations for the Intrinsic Value or the Payment for Early Maturity, as applicable, for the Optional Certificates of Purchase, and subsequently distribute them to the First Place Trust Founders-Beneficiaries and, if applicable, the Creditor Trust Beneficiary, in the manner indicated by the Technical Committee, utilizing for that purpose the instruction form attached hereto as Appendix I (each of these instructions called Distribution Instructions). In any case, the form must be signed by the Chairman of the Technical Committee or whoever is designated as his special delegate for such purposes by the Technical Committee.

7. will promptly provide the Trustee with all information that the Trustee requires or requests in relation to this Agreement or the Issue Document;

8. may periodically request information and documentation from the Trustee on the status of the Trust Assets;

9. will submit to the Trustee: (i) the Liquidation Notice pursuant to the provisions of Clause Five hereof; (ii) the Instructions to Sign a Brokerage Agreement; (iii) the Payment Instructions; (iv) the Instructions to Sign Purchase Agreement(s); and (v) the Meeting Notice.

10. may, pursuant to the provisions of paragraph (d) below, formalize all the modifications hereto with the Trustee and the Creditor Trust

     Beneficiary that it deems advisable on for the benefit of the Trust Founders on their behalf, always in writing.

11. in general, exercise all the powers needed or appropriate for achieving the Trust Purposes.

(c) The Trust Founders-Beneficiaries designate the following individuals and the regular and alternate members of the Technical Committee:

          Regular Members                                  Position
          ---------------                                  --------
          Engineer Rodrigo Trevino Muguerza                Chairman
          Lic. Cosme Furlong Madero                        Secretary
          Engineer Armando J. Garcia Segovia               Regular Member

          Alternates
          ----------
          Engineer Humberto Moreira Rodriguez
          CPA Victor Naranjo Bandala
          Lic. Jose Leopoldo Quiroga Castanon
          Lic. Alberto Madero Farias
          Engineer Sergio Serrano Velazquez
          Lic. Jose Del Valle Mendez

The person information and sample signature of each Technical Committee member, both regulars and alternates, as well as their official addresses for hearing and receiving all types of announcements and notices related hereto are contained in the document which, duly signed by the Technical Committee Chairman, is attached hereto as Appendix J.

(d) the Trust Founders hereby grant the Technical Committee commercial agency so that, in the name and representation of the Trust Founders, it may formalize in writing with the Trustee and the Creditor Trust Beneficiary all those modifications hereto or other contracts or agreements deriving herefrom that it deems advisable for the benefit of the Trust Founders. The parties agree that the commercial agency will not earn any compensation whatsoever for the Technical Committee or any of its members; therefore, the Technical Committee and each of its members expressly and irrevocable waive their rights to any compensation that may result from this duty.

Eight. Payment of Expenses and Taxes. The Trustee is authorized to deduct from the Trust Assets the sums of money needed to pay the reasonable, duly documented expenses and taxes that may result from the management of the Trust Assets. The Trust Founders and Creditor Trust Beneficiary will be liable for all expenses and taxes deriving herefrom, as stipulated in sub-clause (a) of Clause Thirteen, Clause Fourteen and sub-clause (g) of Clause Twenty One hereof.

Nine. Disposal of Optional Certificates of Purchase. (a) On any date prior to the Exercise Date or the Early Maturity Date that is a Business Day, any First Place Trust Founder-Beneficiary may ask the Technical Committee to deliver or sell, as applicable, the Relevant Optional Certificates of Purchase belonging to him/her by sending the Technical Committee an irrevocable individual notice, using the notification format attached hereto as Appendix K (each of these notices a "Disposal Notice). Each Disposal Notice will establish:
(i) irrevocable instructions to the Technical Committee to send the Trustee the Disposal Instructions needed to deliver or sell, as applicable, the Relevant Optional Certificates of Purchase belonging to that First Place Trust Founder-Beneficiary; and (A) Instructions to Deliver Optional Certificates of Purchase, or (B) Instructions to Sell Optional Certificates of Purchase.

1. Subject to the provisions of sub-clause (c) of this Clause (Nine), whenever a Disposal Notice contains Instructions to Deliver Optional Certificates of Purchase, the First Place Trust Founder-Beneficiary in question will (i) irrevocably instruct the Technical Committee to in turn instruct the Trustee, through the appropriate Disposal Instructions, to take the actions and steps needed for the Trustee to receive the corresponding Relevant Optional Certificates of Purchase; (ii) deposit the amount of USD 40.00 (forty US dollars and 00/100) in the Trust Account to cover the expenses, commissions and other costs resulting or that may result from the receipt and deposit of the Relevant Optional Certificates of Purchase; and (iii) give the information on the account into which the Trustee should deposit the Relevant Optional Certificates of Purchase.

2. Subject to the provisions of paragraph (c) of this Clause (Nine), whenever a Disposal Notice contains Instructions to Sell Optional Certificates of Purchase, the First Place Trust Founder-Beneficiary in question will irrevocably instruct the Technical Committee to in turn instruct the Trustee, through the appropriate Disposal Instructions, to sell the Relevant Optional Certificates of Purchase through the Stock Broker, and use the proceeds from their sale in the following order: (i) first, to cover the expenses, commissions and all other costs resulting or that may result from the receipt and sale of the Relevant Optional Certificates of Purchase; and (ii) the remainder, if any, will be deposited in Pesos into the account that the First Place Trust Founder-Beneficiary indicated to the Technical Committee for that purpose in the Instructions to Sell Optional Certificates of Purchase contained in the respective Disposal Instructions. The First Place Trust Founder Beneficiary must identify this account in the Disposal Notice.

(b) The Technical Committee will send the Trustee Disposal Instructions in which it (i) instructs the Trustee to take the actions indicated by the Technical Committee in the respective Disposal Instructions, following each set of Instructions to Deliver Optional Certificates of Purchase or Sell Optional Certificates of Purchase, as applicable; and (ii) specifies the number of Relevant Optional Certificates of Purchase to be disposed of.

(c) The Trustee will dispose of the Certificates in the terms indicated by the Technical Committee in each set of Disposal Instructions, on the understanding, however, that the Trustee will transfer the Relevant Optional Certificates of Purchase, or the proceeds from their sale, as applicable, to the account(s) indicated in each set of Disposal Instructions, within 2 (two) Business Days after the date of which the Trustee receives the Relevant Optional Certificates of Purchase or the proceeds from their sale, as applicable.

(d) It is expressly agreed that the Trustee is released from any and all liability that results or may result from the sale and delivery of the Relevant Optional Certificates of Purchase as provided for in this Clause. Each of the Trust Founders and the Creditor Trust Beneficiary jointly, severally and unlimitedly agrees to indemnify and hold the Trustee harmless for any liability that results or may result from the Trustee's acts or omissions in carrying out the instructions given by the Technical Committee.

Ten. Exercise of the Receiving Rights; Distribution of Acquired OPCs

If applicable, the exercise of the Receiving Rights by the Trustee and through the Stock Broker is mandatory and does not require instructions from the Trustee to the Stock Broker as established in the Issue Document. With regard to the distribution of the Acquired OPCs, the parties hereby agree to the following procedure:

(a) At least five Business Days in advance of the Exercise Date or, if applicable, within five Business Days following the Early Maturity Date, the Technical Committee will receive an irrevocable individual notice from each First Place Trust Founder-Beneficiary, using the notice form attached hereto as Appendix L (each of these notices an Election Notice). Each Election Notice will establish: (i) irrevocable instructions to the Technical Committee to furnish the Trustee with Distribution Instructions for proper distribution of the Acquired OPCs; and (ii) (A) Instructions to Deliver OPCs, or (B) Instructions to Sell OPCs.

1. Subject to the provisions of paragraph (c) of this Clause (Ten), whenever an Election Notice contains Instructions to Deliver OPCs, the First Place Trust Founder-Beneficiary in question will (i) irrevocably instruct the Technical Committee to in turn instruct the Trustee, through the appropriate Distribution Instructions, to take the actions and steps needed for the Trustee to receive the corresponding Relevant OPCs; (ii) deposit the amount of USD 40.00 (forty US dollars and 00/100) in the Trust Account to cover the expenses, commissions and other costs resulting or that may result from the receipt and deposit of the Relevant OPCs; and (iii) give the information on the account into which the Trustee should deposit the Relevant OPCs.

2. Subject to the provisions of paragraph (c) of this Clause (Ten), whenever an Election Notice contains Instructions to Sell OPCs, the First Place Trust Founder-Beneficiary in question will irrevocably instruct the Technical Committee to in turn instruct the Trustee, through the appropriate Distribution Instructions, to sell the Relevant OPCs in question through the Stock Broker, and use the proceeds from their sale in the following order: (i) first, to cover the expenses, commissions and all other costs resulting or that may result from the receipt and sale of the Relevant OPCs; and (ii) the remainder, if any, will be deposited in Pesos into the account that the First Place Trust Founder-Beneficiary indicated to the Technical Committee for that purpose in the Instructions to Sell OPCs contained in the respective Distribution Instructions. The First Place Trust Founder Beneficiary must identify this account in the Election Notice.

3. If there are Debts that remain to be paid off by any Second Place Trust Founder-Beneficiary, the Creditor Trust Beneficiary will be the only party authorized to deliver the corresponding Election Notice to the Technical Committee for the Relevant OPCs that belonged to the Second Place Trust Founders-Beneficiaries, pursuant to the provisions of this sub-clause (a).

(b) The Technical Committee will furnish the Trustee with a single set of Distribution Instructions within five Business Days after the Exercise Date or, if applicable, the Early Maturity Date, in which the Technical
     Committee: (i) specifies the total number of Acquired OPCs that the Trustee should receive from the Payment Vehicle in exercise of the Receiving Rights and, if applicable, the appropriate sums of cash in the event that fractions of OPCs exist and are determined in the calculations for the Intrinsic Value or Payment for Early Maturity, as applicable, for the OPCs, as well as the number of Acquired OPCs that belong to each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary; and (ii) instruct the Trustee to take the actions indicated by the Technical Committee in the Distribution Instructions, following each set of Instructions to Deliver OPCs or Sell OPCs, as applicable.

(c) The Trustee will distribute the Acquired OPCs in the terms indicated by the Technical Committee in each set of Distribution Instructions, on the understanding, however, that the Trustee will transfer the Relevant OPCs, or the proceeds from their sale, as applicable, to the account(s) indicated in each set of Distribution Instructions, within 2 (two) Business Days after the date of which the Trustee receives the Relevant OPCs or the proceeds from their sale, as applicable.

(d) It is expressly agreed that the Trustee is released from all and any liability that results or may result from the sale and delivery of the Relevant OCPs as provided for in this Clause. Each of the Trust Founders and the Creditor Trust Beneficiary jointly, severally and unlimitedly agrees to indemnify and hold the Trustee harmless for any liability that results or may result from the Trustee's acts or omissions in carrying out the instructions given by the Technical Committee.

Eleven. Conversion of Second Place Trust Founders-Beneficiaries. Within 5 Business Days after the date on which any Second Place Trust Founder-Beneficiary completely and satisfactorily pays off his/her Debt to the Creditor Trust Beneficiary, the Creditor Trust Beneficiary will so notify the Technical Committee so that it takes note and records the conversion of those Second Place Trust Founders-Beneficiaries into First Place Trust Founders-Beneficiaries for the purposes of this Agreement

(each a Conversion). The Technical Committee will also inform the Trustee of the Conversion within 5 Business Days after the date on which it received notice of the Conversion in question, so that the Trustee takes note and record the Conversion.

Twelve. Authorizations for the Trustee. The Trust Founders and the Creditor Trust Beneficiary hereby irrevocably authorize and instruct the Trustee to proceed in the terms set forth herein, including, but not limited to, the provisions of Clauses Nine and Ten, following prior written instructions from the Technical Committee.

Thirteen. Optional Certificate of Purchase Holders' Meetings. In the event that an Optional Certificate of Purchase Holders' meeting is called and held as provided for in Clause Twenty Three of the Issue Document, the Trustee will exercise the voting rights deriving from the Acquired Optional Certificates of Purchase, as follows:

(a) The Technical Committee will give the Trustee written notice of each Optional Certificate of Purchase Holders' meeting, together with (x) a copy of the corresponding meeting notice that contains the agenda for that meeting; (y) a request to the Trustee to grant the individual or individuals indicated by the Technical committee the proxy letter(s) needed so that they may attend and exercise the voting rights deriving from the Acquired Optional Certificates of Purchase in question; and (z) a draft of the proxy letter (the Proxy Letter) which identifies the agents to be designated and gives a precise indication of the decisions that the meeting intends to make for each of the points on the agenda, as well as the way in which the Acquired Optional Certificates of Purchase propose to vote on each of those points on the agenda (the documents described in paragraphs
     (x), (y) and (z) above, collectively the "Meeting Notice" and will be prepared in the terms of the notice form attached hereto as Appendix M). The Technical Committee will issue a Meeting Notice to the Trustee no later than 3 (three) Business Days before the day set for that meeting.

(b) The Trustee will not have any liability whatsoever if the voting rights deriving from the Acquired Optional Certificates of Purchase cannot be exercised at any Optional Certificate of Purchase Holders' meeting because a Meeting Notice was not delivered on time or for any other reason.

Fourteen. Defense of the Trust Assets. (a) The Trustee must always act as a good head of family, and must not abandon or leave unprotected or allow or cause any depreciation of the Trust Assets. The Trust Founders and, if applicable, the Creditor Trust Beneficiary will be responsible for the punctual and timely payment of any taxes, contributions, fees and charges imposed or collected by any government agency that are applicable to or derive from this Agreement, the Issue Document, the sale or delivery of the Relevant Optional Certificates of Purchase, the sale or delivery of the Acquired OPCs, or the Trust Assets. Each First Place Trust Founder-Beneficiary and, if applicable, the Creditor Trust Beneficiary must also furnish the Trustee with reliable proof that such taxes, contributions, fees and charges have been paid in the proper time and form.

(b) If defense of the Trust Assets is required, including but not limited to defense of the Initial Contributions, the Receiving Rights, the Acquired Optional Certificates of Purchase or the Acquired OPCs, the Trustee will only be obligated to grant power(s) of attorney to the individual(s) designated by the Technical Committee (the Attorneys in Fact), without assuming any liability whatsoever for their actions. This stipulation will be transcribed in the document containing the power(s) of attorney that are conferred, providing the Attorneys in Fact agree that the expenses and fees for their work will be directly paid by the Trust Founders and, if applicable, the Creditor Trust Beneficiary, and that the Trustee will not be liable for any of those items.

Fifteen. Expenses, Costs, Taxes, Commissions and Fees. The Trust Founders-Beneficiaries and, if applicable, the Creditor Trust Beneficiary will be solely responsible for all reasonable and duly documented expenses, commissions, taxes and fees resulting from the preparation, execution, notification and, if applicable, recording of this Agreement, as well as for any modification thereof, and for any act or document that must be prepared, signed or notified pursuant hereto, including but not limited to the fees of the Trustee's legal advisors, as well as all reasonable and duly documented expenses incurred by the Trustee in meeting its obligations and exercising its rights hereunder.

For its part in this Agreement, the Trust Founders and, if applicable, the Creditor Trust Beneficiary will pay the Trustee the following commissions:

1. The Trustee will receive the amount of USD 6,000.00 (six thousand Dollars and 00/1000) for its designation as Trustee and for the execution of this Agreement. The Trust Founders will pay this commission to the Trustee one time only on the Closing Date.

2. For managing the Trust Assets, the amount of USD 18,000.00 (eighteen thousand Dollars and 00/100) a year, payable bi-annually and in advance. The first of these payments will be made on the Closing Date, and the subsequent payments within the first 5 (five) Business Days of the months of December and May each year for the duration of this Agreement.

3. The amount of USD 40.00 (forty Dollars and 00/100) for each disposal pursuant to Clause Nine and for each distribution made pursuant to Clause Ten for each of the First Place Trust Founders-Beneficiaries and, if applicable, the Creditor Trust Beneficiary.

4. An amount equal to .5 (zero point five) base points calculated on the value of the Acquired Optional Certificates of Purchase, payable monthly, for the cost of custody of the Acquired Optional Certificates of Purchase.

Each and every one of the commissions described above will be subject to the Value Added Tax, and must be paid exclusively in Dollars and same-day funds, outside Mexican territory, by electronic transfer to account number 10991186 with Citibank NA, New York Branch, ABA 021000089, Re: Cemex 4, Attention:
Esteban Rivera, in the
terms set forth in the document which, duly signed, is delivered to the Trustee on the Closing Date.

Sixteen: Notices and Notifications. Except as provided for in sub-clause (a) of Clause Twenty One hereof, any notice or notification that the parties must or wish to make in connection herewith must be made in writing and delivered (i) personally, with acknowledgement of receipt; (ii) by special messenger service, with acknowledgement of receipt; or (iii) by fax, followed up by special messenger service or personal notification, with acknowledgement of receipt. All notices and notifications must be delivered to the domiciles and fax numbers described on the signature pages hereof. The above notwithstanding, each and every one of the instructions or notices that the Technical Committee must or wishes to make in connection herewith must be accompanied by a copy of the minutes of the meeting at which those instructions or notices were authorized, duly signed by the Technical Committee members that attended the meeting; or by all the regular members, only for unanimous decisions adopted outside a meeting.

Seventeen: Assignment. The rights and obligations deriving from this Agreement may not be assigned or transferred to any third party without the prior written consent of all parties hereto.

Eighteen: Appendices and Headings. All documents attached hereto or referenced herein form an integral part of this Agreement as though they were inserted verbatim. The titles and headings of the Clauses are utilized for reference only and will not affect the interpretation hereof.

Nineteen: Applicable Law and Competent Courts. For all matters relative to the interpretation and performance of this Agreement, the parties expressly and irrevocably submit to the applicable Mexican laws and to the jurisdiction of the competent courts of Mexico, Federal District, expressly and irrevocably waiving any other forum to which they may have a right by reason of their present or future domiciles, or for any other reason.

Twenty. Fax Communications. The Trustee is authorized to take the actions or steps ordered by the Technical Committee in communications transmitted by fax, providing they verify the authenticity of those communications. The above notwithstanding, the parties recognize that the Trustee maintains certain internal policies with regard to the use of manual procedures for receiving and processing instructions transmitted by fax or other manual methods. As a result, the individual designated by the Technical Committee for these purposes must sign a document with the Fiduciary that contains those policies, at the same time that this Agreement is signed.

Twenty One. Terms and Conditions for the Trustee's Services. In order to induce the Trustee to enter into this Agreement, the Trust Founders and Creditor Trust Beneficiary agree to the following with the Trustee:

(a) The Trustee will not be part of the Technical Committee, and therefore will only be obligated to act in accordance with the written instructions it receives from the Technical Committee, and will not have any obligation whatsoever to determine the authenticity of the content of or signatures on any of the instructions. The Trust Founders and the Creditor Trust Beneficiary recognize that the Trustee maintains certain internal policies with regard to the use of manual procedures for receiving and processing instructions transmitted by fax or other manual methods. As a result, the Trust Founders, through the Technical Committee, the Creditor Trust Beneficiary and the individual regular and alternate members of the Technical Committee, submit to and bind themselves in the terms of the document that contains those policies, which they signed with the Trustee prior to signing this Agreement;

(b) The Trustee will not be obligated to exercise a greater level of care in preserving the Trust Assets than that level of care that it utilizes with its own assets. The Trustee will not be obligated to invest the amounts that are deposited in the Trust Account unless it receives written instructions from the Technical Committee. Any amount forming part of the Trust Assets that has not been invested will not earn any interest whatsoever;

(c) The Trustee is expressly and irrevocably authorized, through prior notice to the Technical Committee, to utilize the amounts deposited in the Trust Account to pay any costs, fees, commissions and other expenses directly or indirectly deriving herefrom;

(d) This Agreement expressly establishes all the Trustee's obligations. The Trustee does not assume any implicit obligation whatsoever under the Agreement, or obligations directly or directly deriving from covenants or agreements between the Trust Founders and the Creditor Trust Beneficiary or between them and any third party;

(e) The Trustee will be liable solely and exclusively for the damages directly generated by its inexcusable negligence or bad faith in all matters relative to (i) the investment or reinvestment of the amounts deposited in the Trust Account; (ii) the receipt, custody and disposal of the Acquired Optional Certificates of Purchase, the Acquired OPCs and all other instruments deposited in the Securities Account; (iii) the losses or yields resulting from the investment, reinvestment or disposal of the Trust Assets; and (iv) in general, the performance of its obligations hereunder;

(f) The Trust Founders and Creditor Trust Beneficiary jointly, severally and unlimitedly agree to indemnify and hold the Trustee, its subsidiaries, affiliates and related companies and their respective Board Members, officers, employees, representatives and agents harmless for any loss, liability, claim, legal action, damage and expense, including reasonable attorneys' fees and expenses, that derive or may derive herefrom;

(g) The Trust Founders and Creditor Trust Beneficiary will be jointly, severally and unlimitedly liable for any tax, fee, contribution or fiscal responsibility of any nature that derives or may derive from or is due in connection with this Agreement or the Trust Assets, and jointly, severally and unlimitedly agree to indemnify and hold the Trustee harmless for any amounts that the Trustee is obligated to pay by virtue of such taxes. The obligations of the Trust Founders and the Creditor Trust Beneficiary outlined in this sub-clause and in sub-clause (f) above will continue to be in full force and effect even after the termination date hereof or the date on which the Trustee resigns; but in any case, for a maximum period of 3 (three) years after the termination date of this Agreement.

(h) The Trustee unequivocally informed the parties hereto of the scope and legal consequences of the provisions of the first three paragraphs of sub-clause (b), fraction XIX, Article 106 (one hundred six) of the Lending Institutions Act, which literally read as follows:

         Article 106 - The following will be prohibited for lending institutions:

         XIX - In making the transactions referenced in fraction XV, Article 46 of this Law:

         (b) To respond to trust founders, agents or principals for breach of agreement by debtors for the loans granted, or by issuers for securities acquired, except if they are at fault, as stipulated in the final part of Article 356 of the General Law on Credit Instruments and Transactions, or to guarantee the perception of yields for the funds whose investment is entrusted to them.

         If, at the end of the trust, agency or commission created to grant loans, those loans have not been paid off by the debtors, the institution will transfer them to the Trust Founders or Trust Beneficiaries, as appropriate, or to the agent or principal, refraining for covering the amount involved.

         Any agreement contrary to the provisions of the two paragraphs above will have no legal effect whatsoever.

(i) The Trustee will in no case be liable for the validity, value or enforceability of the Issue Document, the Receiving Rights, the Acquired Optional Certificates, the Acquired OPCs or any other instrument or right directly or indirectly related hereto, and is not obligated in any form whatsoever under the terms and conditions of the Issue Document;

(j) The Trust Founders and Creditor Trust Beneficiary agree and recognize that the Trustee will not have any liability: (i) in the event that the Trust Assets or any part thereof are expropriated, nationalized or confiscated; (ii) for breach of its obligations hereunder for reasons or circumstances beyond its control; or (iii) for the legal capacity of all other parties hereto to acquire or maintain ownership of the Trust Assets;

(k) The Trustee will not provide or be responsible for providing the Trust Founders or the Creditor Trust Beneficiary with any advice whatsoever with regard to the advisability or inadvisability of investing, selling, keeping, taking or not taking any action or decision with regard to the Issue Document, the Receiving Rights or any other instrument or right directly or indirectly related hereto;

(l) The Trustee (and any other trustee that replaces it) may resign its position as Trustee at any time by (i) issuing written notice to the Technical Committee; and (ii) delivering the Trust Assets in the terms indicated by the Technical Committee in writing. If the Technical Committee fails to submit written instructions to the Trustee for that purpose within 60 (sixty) calendar days after the date on which the Trustee resigns, the Trustee will consign the Trust Assets to any competent authority without any liability whatsoever, and the Trustee will be released from each and every one of its obligations deriving herefrom.

(m) In the event of a dispute between the Trust Founders, the Creditor Trust Beneficiary and/or the Technical Committee that results or may result in claims or lawsuits in connection herewith, the Trustee is authorized (i) to withhold the Trust Assets until (x) it receives a final and definitive decision from the competent court ordering the delivery of the Trust Assets; or (y) a Liquidation Notice from the Technical Committee; or (z) a written agreement signed by all the Trust Founders and the Creditor Trust Beneficiary instructing the Trustee to distribute the Trust Assets; or alternatively (ii) to consign the Trust Assets to any competent authority without any liability whatsoever. In any case, the Trustee will be released from each and every one of its obligations deriving herefrom;

(n) The Trust Founders and the Creditor Trust Beneficiary recognize that the Trustee is part of the international financial group known as Citigroup, and is therefore subject to the internal policies and rules of Citigroup and its subsidiary Citibank, N.A. with regard to the management and performance of trust services (the Internal Policies). As a result, if any instructions from any of the parties or any other action that the Trustee must take pursuant to this Agreement is contrary to the Internal Policies that are in place as of this date, the Trustee will immediately notify the parties of this circumstance so that they may reach the appropriate agreements and prevent the Trustee from committing a violation of the Internal Policies.

(o) The Trust Founders, Creditor Trust Beneficiary and Technical Committee members agree not to utilize the Trustee's name or logo or those of its subsidiaries or related companies in any way whatsoever without prior written consent from the Trustee.

IN WITNESS WHEREOF, and having read this Agreement, which consists of 22 pages and __ signature pages, and being informed of its contents and legal scope, the parties sign to indicate their agreement.

Page one of two hundred seventy six signature pages of the Trust Agreement entered into this 9th (ninth) day of December 1999 by the individuals whose names and personal information appear in Appendix A hereof in their capacity as First Place Trust Founders-Beneficiaries; the individuals whose names and personal information appear in Appendix B hereto in their capacity as Second Place Trust Founders-Beneficiaries; Cemex S.A. de C.V. in its capacity as Creditor Trust Beneficiary; and Citibank de Mexico, S.A., Citibank Financial Group, Trust Division, in its capacity as Trustee.

                                     Trustee
                              Citibank Mexico, S.A.
                            Citibank Financial Group
                                 Trust Division

                              [illegible signature]

                     Name:
                     Position: Assigned Trustee

                     Domicile: Avenida Paseo de la Reforma No. 390, 6/th/ Floor
                               Colonia Juarez
                               06695 Mexico, Federal District
                               Attention:  Roberto Gonzalez Barrera
                               Operations Department
                               Securities Services (Escrow)
                               Attention: Esteban Rivera
                               Operations Department
                               Tel.:  5229-7321
                               Fax:  5229-7211 / 12

                               with copy (via fax) to:

                               Product Management, Securities Services (Escrow),

       8/th/ Floor

                               Attention:  Blanca Herrera
                               Tel.:  5229-7306
                               Fax:  5229-7228